Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-283203) of Mingteng International Corporation Inc. of our report dated May 14, 2024 with respect to our audit of the consolidated financial statements of Mingteng International Corporation Inc. as of December 31, 2023 and for the two years ended December 31, 2023 and 2022.

/s/ Wei, Wei & Co., LLP

Flushing, New York

April 30, 2025